ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas Petroleum Files Definitive Proxy Statement and
Provides Rodman & Renshaw Presentation Details

SAN ANTONIO (September 8, 2009) - Abraxas Petroleum Corporation (NASDAQ:AXAS) (“Abraxas Petroleum”) today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the transactions contemplated by the merger with Abraxas Energy Partners, L.P. (“Abraxas Energy”).  The proxy statement was first mailed to stockholders on or about September 8, 2009.

The proxy statement relates to a special meeting of Abraxas Petroleum stockholders to be held on October 5, 2009.  Stockholders of record as of the close of business on August 28, 2009 will be entitled to vote at the special meeting.  Abraxas Petroleum’s stockholders will be asked to approve the issuance of Abraxas Petroleum common stock to the holders of common units of Abraxas Energy not held by a wholly-owned subsidiary of Abraxas Petroleum pursuant to an amended and restated agreement and plan of merger dated July 17, 2009, and to approve an increase in the number of shares of Abraxas Petroleum common stock reserved for issuance under its long-term equity incentive plan.

If the merger is consummated, unitholders of Abraxas Energy will be entitled to receive between 4.25 and 6.00 shares of Abraxas Petroleum common stock for each common unit of Abraxas Energy.  The actual number of shares to be received will be determined based on the volume weighted average closing price of Abraxas Petroleum common stock for the period September 2 – 30, 2009.

Where to Find Information About the Merger
In connection with the proposed merger, Abraxas Petroleum has filed a proxy statement and other documents regarding the transaction with the SEC.  Abraxas Petroleum stockholders are urged to read the proxy statement because it contains important information.  Stockholders may obtain a copy of the proxy statement and any other relevant documents filed by Abraxas Petroleum with the SEC for free on the SEC’s website, www.sec.gov.  Stockholders may also obtain a copy of the proxy statement from Abraxas Petroleum Investor Relations at 18803 Meisner Drive, San Antonio, Texas 78258.

Rodman & Renshaw Annual Global Investment Conference Presentation Details

Abraxas Petroleum is scheduled to present at the Rodman & Renshaw Annual Global Investment Conference in New York on Thursday, September 10, 2009 at 11:40 a.m. Eastern Time (10:40 a.m. CT).  The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.wsw.com/webcast/rrshq15/axas or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States.

The securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for its crude oil and natural gas.  In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Finance
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675